  As filed with the Securities and Exchange Commission on  July 9,  2008

  Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TARA MINERALS CORP.

(Exact name of issuer as specified in its charter)

               Nevada

        20-5000381

(State or other jurisdiction of

   (I.R.S. Employer

incorporation or organization)

     Identification No.)

             2162 Acorn Court

                   Wheaton,  IL

                       60187

(Address of Principal Executive Office)

                   (Zip Code)

Incentive Stock Option Plan

Non-Qualified Stock Option Plan

              Stock Bonus Plan

(Full Title of Plan)

Tara Minerals Corp.

2162 Acorn Court

           Wheaton, IL 60187

 (Name and address of agent for service)

                        630-462-2079

 (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

William T. Hart, Esq.

Hart & Trinen

l624 Washington Street

Denver, Colorado  80203

 (303) 839-0061

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer   [  ]

Smaller reporting company [X]

(Do not check if a smaller reporting company)

                                           CALCULATION OF REGISTRATION FEE

Proposed

Proposed

maximum

maximum

Title of securities

 Amount

  offering

aggregate

Amount of

 to be

   to be

    price

offering

registration

registered

registered (1)

per share (2)

   price

       fee

Common Stock

4,750,000

$0.54

$2,565,000

$101

______________________________________________________________________________

(1)

The shares subject to this Registration Statement are shares granted pursuant to the Company’s Stock Option and Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.  This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Option and Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company’s common stock.

(2)

Varied, but not less than the fair market value on the date that the options were or are granted.  Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on June 30, 2008.

TARA MINERALS CORP.

Cross Reference Sheet Required Pursuant to Rule 404

PART I

INFORMATION REQUIRED IN PROSPECTUS

(NOTE:

Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item

 No.

Form S-8 Caption

Caption in Prospectus

  1.

Plan Information

(a)

General Plan Information

Stock Option and Bonus Plans

(b)

Securities to be Offered

Stock Option and Bonus Plans

(c)

Employees who may Participate

Stock Option and Bonus Plans

in the Plan

(d)

Purchase of Securities Pursuant

Stock Option and Bonus Plans

to the Plan and Payment for

Securities Offered

(e)

Resale Restrictions

Resale of Shares by Affiliates

(f)

Tax Effects of Plan

Stock Option and Bonus Plans

Participation

(g)

Investment of Funds

Not Applicable.

(h)

Withdrawal from the Plan;

Other Information Regarding the Plans

Assignment of Interest

(i)

Forfeitures and Penalties

Other Information Regarding the Plans

(j)

Charges and Deductions and

Other Information Regarding the Plans

Liens Therefore

2.

Registrant Information and Employee

Available Information,

Plan Annual Information

Documents Incorporated by Reference

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Registration Statement on Form SB-2 (SEC file # 333-143512), report on Form 10-KSB for the year ended October 31, 2007, and report on Form 10-Q for the three months ended April 30, 2008.  All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

Not required.

Item 5 - Interests of Named Experts and Counsel

Not Applicable.

Item 6 - Indemnification of Directors and Officers

The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking y or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 – Exemption for Registration Claimed

Not applicable.

Item 8 – Exhibits

3.1

Articles of Incorporation

                       *

3.2

Bylaws

                       *

4.1

Incentive Stock Option Plan

         *

4.2

Non-Qualified Stock Option Plan (as amended)

         **

4.3

Stock Bonus Plan

         *

5

Opinion of Counsel

        **

23

Consents of Independent Public Accountants

     and Attorneys

                    **

24

Power of Attorney

Included in the signature page of this Registration Statement

  99

Additional Exhibits (Re-Offer Prospectus)

                    **

*

Incorporated by reference to the same exhibit filed with the Company’s registration statement on Form SB-2 (File #333-143512).

**

Filed with this registration statement.

Item 9 - Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

(2)

That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Francis Richard Biscan, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 8, 2008.

TARA MINERALS CORP.

By:

 /s/ Francis Richard Biscan Jr.

Francis Richard Biscan, Jr.

President and Chief Executive Officer

By:

 /s/ Clifford A. Brown

Clifford A. Brown

Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Francis Richard Biscan Jr

Director

July 8, 2008

Francis Richard Biscan, Jr.

/s/ Clifford A. Brown

Director

July 8, 2008

Clifford A. Brown

/s/ John Brownlie

Director

July 8, 2008

John Brownlie

/s/ Jeff Pritchard

Director

July 8, 2008

Jeff Pritchard

/s/ Ramiro Trevizo

Director

July 8, 2008

Ramiro Trevizo

FORM S-8

 Tara Minerals Corp.

2162 Acorn Court

Wheaton, IL 60187